Exhibit 4.159

Appendix III: Loan Agreement and Receipt for the Loan

Loan Agreement

This Loan Agreement (hereinafter referred to as “Agreement”) is concluded and signed on November 23, 2016 in Beijing, the People’s Republic of China (hereinafter referred to as “China”) by and between:

Party A: Zhengyong Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as the “Lender”)

Registered address: Suite 301-A, Building 8, 690 Bibo Road, Shanghai

Legal representative: Zhiwei Zhao

Party B: Ying Zhu (hereinafter referred to as the “Borrower”)

Address: 17/F, Building A, Fuzhuo Tower, 28 Xuanwumenwai Street, Xicheng District, Beijing

ID card No.: 420103198502153728

WHEREAS,

1. The Lender is a wholly foreign-owned enterprise organized and validly existing under the laws of China.

2. The Borrower proposes to acquire 30% of equity in Shenzhen Newrand Securities Advisory and Investment Co., Ltd. (“Target Company”) and desires to obtain a loan from the Lender and uses such loan in the purchase of 30% equities of the Target Company. The Lender agrees to provide such loan.

The Parties, in the principles of sincere cooperation, equality & mutual benefit and joint development, make and enter into an agreement as follows through friendly consultation in accordance with the provisions of related laws and regulations of the People’s Republic of China:

1 Amount and purpose

1.1	Amount of loan: the Lender issues its own fund of RMB 6,000,000 to Party B.

1.2	Purpose of loan: the Borrower shall use the loan hereunder in the acquisition of 30% of equity in the Target Company and, without the prior written consent of the Lender, the Borrower may not use such loan for other purpose or pledge its equity in the Target Company to the other third parties.

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2 Payment

2.1	Payment notice: the Lender shall pay the amount of the loan to the bank account designated by the Borrower within ten days upon the date of this Agreement.

3 Term and repayment of and interest on the loan

3.1	The term of loan hereunder is ten years and may be extended according to the agreement between the Parties (“Term”). Notwithstanding the foregoing, the Borrower shall repay the loan under the following circumstances, whether the term of loan expires or not.

3.1.1	The Borrower dies or becomes a person without or limited in disposing capacity;

3.1.2	The Borrower commits a crime or is suspected of being involved in a criminal act; or

3.1.3	The Lender or the transferee designated thereby lawfully purchases the equities held by the Borrower in the Target Company as and the Lender chooses to purchase such equities.

3.2	Subject to the Chinese laws and regulations, the Borrower may repay such loan by transferring its equities in the Target Company to the Lender or a third party designated thereby.When, (1) to the extent permitted by laws of China, the Borrower transfers its equities to the Lender or a third party designated thereby or (2) the Borrower receives dividends of the Target Company, the Borrower shall pay the total income received thereby from such transfer or the dividends (whether such income is higher or lower than the loan principal) to the bank account designated by the Lender.

3.3	The Lender and the Borrower agree and confirm that, subject to the Chinese laws and regulations, the Lender or any third party designated thereby (legal person or natural person) enjoys the right but assumes no obligation to purchase at the price equal to the amount of the loan (at the lowest price permitted by laws if the aforesaid price does not conform to the provision of related laws of China) all or part of the equities held by the Borrower in the Target Company. If the Lender or the third party designated thereby purchases only part of the equities held by the Borrower in the Target Company, the purchase price shall be proportionately reduced.

3.4	When the Borrower transfers the equities held by it to the Lender or any third party designated by the Lender, (i) if the sum total of (1) the actual transfer price paid by the Lender or the third party designated thereby and (2) the sum of the dividends (if applicable) received by the Borrower from the Target Company, is equal to or lower than the amount of the loan principal, such loan shall be deemed as interest-free loan; (ii) if the sum total of (1) the actual transfer price paid by the Lender or the third party designated thereby and (2) the sum of the dividends (if applicable) received by the Borrower from the Target Company, is higher than the amount of the loan principal, the part in excess shall be deemed as loan interest paid by the Borrower to the Lender.

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4 Confidentiality

4.1	The parties confirm that any oral or written materials in connection herewith are confidential information. Either party shall protect and maintain the confidentiality of such data and information and, without the written consent of the other party, may not disclose the same to a third party, save and except the following (a) data and information that are published in the public domain or publicly known without the disclosure of the receiving party, (b) data and information disclosed to the lawyer, accountant, financial adviser or other professional advisor that assumes confidentiality obligation to such party. Any improper disclosure of the confidential data and information by the attorney or financial adviser of a party shall be deemed as the improper disclosure by such party.

5 Disputes and Resolution

5.1	The formation, validity, interpretation, performance, implementation and termination of this Agreement and the reconciliation of disputes in connection herewith shall be governed by the laws of China.

5.2	Any dispute arising out of this Agreement shall be resolved by the Parties through friendly consultation. Should the Parties fail to reach an agreement on dispute resolution within thirty (30) days after the commencement of consultation on dispute resolution, such dispute shall be submitted (it may be submitted by either the Borrower or the Lender) to China International Economic and Trade Arbitration Commission in Beijing China (“Center”) to be arbitrated according to the procedures thereof; the arbitration shall take effect at the time of application. The arbitral tribunal shall consist of one (1) arbitrator, who shall be appointed by the chairman of China International Economic and Trade Arbitration Commission. The arbitration award shall be final and binding on the Parties hereto. The arbitration cost (including but not limited to the arbitration fee and attorney’s fee) shall be borne by the losing party, unless otherwise decided by the arbitrator.

6 Effectiveness

6.1	This Agreement shall come into effect as of the date of this Agreement.The Principal may rescind this Agreement by giving a thirty days’ written notice to the other Parties.Except for the foregoing, neither party may unilaterally rescind this Agreement without the consensus reached by the Parties through consultation.

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7 Amendment to Agreement

7.1	The parties shall perform this Agreement in earnest after it takes effect. Any amendment made hereto shall be subject to the consensus reached by the Parties through consultation. Any agreement on amendment hereto and supplementary agreement that have been duly executed by the Parties shall be an integral part hereof and shall have the same legal effect as this Agreement.

8 Supplementary Provisions

8.1	The title and headings of this Agreement are for convenience only and may not affect the contents and interpretation of the body of the Agreement.

8.2	For any matter not stated herein, the Parties shall make and conclude a supplementary agreement as an appendix hereto, which shall constitute an integral part hereof and shall have the same legal effect as this Agreement.

8.3	The invalidity or unenforceability of some provisions hereunder shall not prejudice the validity and enforceability of any other provisions.

8.4	This Agreement is made in duplicate, with Party A and Party B each holding one copy, having the same legal effect.

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This Agreement is signed by the following Parties on the date first written above.

Party A: Zhengyong Information Technology (Shanghai) Co., Ltd. (seal)

Party B: Ying Zhu (signature)

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Receipt

Date: November 2016

In accordance with the Loan Agreement entered into by and between Zhengyong Information Technology (Shanghai) Co., Ltd. (“Zhengyong”) and me in November 2016, I have received the full amount of the loan. The payment obligations of Zhengyong under the Loan Agreement have been fully performed.

(Signature): Ying Zhu

ID card No.: 420103198502153728

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Appendix IV: Receipt of Party A for the Full Price for Equity Transfer

Receipt

To: Ying Zhu

Date: November 23, 2016

In accordance with the Equity Transfer Agreement entered into by and between Ying Zhu and me in November 2016, I have received the full price of equity transfer, and the payment obligations of Ying Zhu under the Equity Transfer Agreement have been fully performed.

Yi Yang (signature)

ID card No.: 11010219740125303X

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Appendix V: Receipt of Party B for the Principal of the Loan

Date: November 23, 2016

In accordance with the Loan Agreement entered into by and between Zhengyong Information Technology (Shanghai) Co., Ltd. (“Our Company”) and Yi Yang, our Company has recovered the full amount of loan, and the repayment obligations of Yi Yang under the Loan Agreement have been fully performed.

Zhengyong Information Technology (Shanghai) Co., Ltd. (seal)

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